UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

CannaPharmaRX, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-251016	27-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Suite 3600, 888-3rd Street SW

Calgary, Alberta, Canada T2P 5C5

(Address of principal executive offices, including zip code)

(949) 652-6838

(Registrant’s Telephone Number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CPMD	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

Effective October 13, 2023, John Cassels is being replaced as the Chief Financial Officer (“CFO”) of CannPharmaRX, Inc. (the “Company,” “we,” “us”) effective June 1, 2023. There was no disagreement between us and Mr. Cassels on any matter related to our operations, policies or practices that led to Mr. Cassels’s replacement as CFO. Mr. Cassels has been an important and integral part of our changes and growth since our inception. We wish Mr. Cassels all the best in his future endeavors and is grateful for his service to us.

Effective October 13, 2023, our Board of Directors has determined to appoint Oliver Foeste as Chief Financial Officer. Mr. Foeste has consented to such appointment. Mr. Foeste is the founder and Managing Partner of Invictus Accounting Group LLP and has significant executive, director, finance, and public company compliance experience across a number of industry sectors including cannabis and nutraceuticals.  Prior to Invictus, Mr. Foeste was in senior finance and accounting roles at TSX, TSXV, and NYSE listed issuers, and earned his CPA at Deloitte and a boutique tax advisory firm.

On July 25, 2023, we engaged Mr. Foeste and Invictus to provide us backup Chief Financial Officer and accounting services. Both us and Mr. Foeste agreed that if both parties agreed, Mr. Foeste would eventually succeed Mr. Cassels as our Chief Financial Officer. Under this engagement Invictus professionals, under the direction of Mr. Foeste, would provide us certain accounting and financial services. Under this engagement, we would be billed hourly based upon the service and individual providing the service. The hourly rate would range from $65 to $400 per hour. Further, if he were named as our Chief Financial Officer, Mr. Foeste would, and by his appointment is, entitled to annual bonuses and/or stock options similar to those issued to other officers or as recommended by the Board of Director’s and other reimbursement of certain expenses.

The description of the engagement above does not purport to be complete and is qualified in its entirety by reference to the Invictus engagement letter, a copy of which is filed as Exhibit 9.01 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no other arrangements or understandings between Mr. Foeste and any other persons pursuant to which Mr. Foeste was appointed as the Company’s Chief Financial Officer. There are no family relationships between Mr. Foeste and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
9.01	Engagement Letter between CannaPharmaRX, Inc. and Invictus Accounting Group LLP (Oliver Foeste) dated July 25, 2023
104	Cover Page Interactive Data File formatted in inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CANNAPHARMARX, INC.

October 13, 2023	By:	/s/ Dean Medwid
Dean Medwid CEO

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